Exhibit 99.1

Verisk Comments on Delaware Supreme Court Order Regarding AccuLynx

JERSEY CITY, N.J., October 23, 2026 – Verisk (Nasdaq: VRSK), a leading strategic data analytics and technology partner to the global insurance industry, today issued the following statement in response to the Delaware Supreme Court order regarding the AccuLynx transaction:

“We respect the Delaware Supreme Court’s order to affirm the judgment of the Delaware Chancery Court. We will proceed in accordance with the Court’s order. The transaction remains subject to the satisfaction of customary closing conditions and FTC review, and there is no guarantee that the transaction will be completed. We remain focused on serving as a strategic data and technology partner to the global insurance industry and continuing to deliver long-term value for our shareholders.”

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About Verisk

Verisk (Nasdaq: VRSK) is a leading strategic data analytics and technology partner to the global insurance industry. It empowers clients to strengthen operating efficiency, improve underwriting and claims outcomes, combat fraud and make informed decisions about global risks, including climate change, catastrophic events, sustainability and political issues. Through advanced data analytics, software, scientific research and deep industry knowledge, Verisk helps build global resilience for individuals, communities and businesses. With teams across more than 20 countries, Verisk consistently earns certification by Great Place to Work. For more, visit Verisk.com and the Verisk Newsroom.

Forward-Looking Statements

This release contains forward-looking statements. These statements relate to future events or to future financial performance and involve known and unknown risks, uncertainties, and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by the use of words such as “may,” “could,” “will,” “expect,” “intend,” “plan,” “target,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” or “continue” or the negative of these terms or other comparable terminology. You should not place undue reliance on forward-looking statements, because they involve known and unknown risks, uncertainties, and other factors that are, in some cases, beyond our control and that could materially affect actual results, levels of activity, performance or achievements.

Contact:

Investor Relations

Stacey Brodbar

Senior Vice President, Finance and Investor Relations

Verisk

201-469-4327

stacey.brodbar@verisk.com

Media

Alberto Canal

Verisk Public Relations

201-469-2618

alberto.canal@verisk.com